EXHIBIT 2.10

AMENDMENT NO. 5 AND FORBEARANCE

THIS AMENDMENT NO. 5 AND FORBEARANCE (herein called this “Amendment”) made as of July 25, 2002, by and among IFCO Systems, N.V., a public limited liability company organized under the laws of the Netherlands (“Holdings”), IFCO Systems North America, Inc., a Delaware corporation (“Borrower”), the Lenders (as defined below) executing this Amendment, and Bank One, NA, as administrative agent for the Lenders (“Administrative Agent”).

W I T N E S S E T H:

WHEREAS, Borrower is a party to the Second Amended and Restated Credit Agreement dated as of December 31, 2000, as amended by Amendment No. 1 and Consent dated as of June 12, 2001, Amendment No. 2 and Waiver dated as of August 31, 2001, Amendment No. 3, Waiver and Consent dated as of October 12, 2001, Amendment No. 4, Waiver and Consent dated as of February 22, 2002, Waiver dated as of April 30, 2002 and the Forbearance Agreement (as such term is hereinafter defined) (as amended, the “Original Agreement”) with Holdings, the financial institutions parties thereto (“Lenders”), CIBC World Markets Corp. and Banc One Capital Markets, Inc., as co-lead arrangers and co-book runners, CIBC World Markets Corp., as syndication agent, and the Administrative Agent; and

WHEREAS, Borrower, Holdings, Lenders, and Administrative Agent desire to amend the Original Agreement for the purposes set forth herein and Borrower has requested that Lenders waive compliance with certain prepayment requirements in the Original Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Agreement, in consideration of the loans which may hereafter be made by Lenders to Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I.

Definitions and References

Section 1.1 Terms Defined in the Original Agreement. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original Agreement shall have the same meanings whenever used in this Amendment.

Section 1.2 Other Defined Terms. Unless the context otherwise requires, the following terms when used in this Amendment shall have the meanings assigned to them in this Section 1.2.

“Amendment” means this Amendment No. 5 and Forbearance.

“Borrowing Base Deficiency” means the amount, if any, by which the Aggregate Revolving Credit Outstanding on any day exceeds the Borrowing Base on such day.

“Credit Agreement” means the Original Agreement as amended hereby.

“Forbearance Agreement” means that certain Forbearance Agreement dated as of April 15, 2002, among Holdings, Borrower, Lenders and Administrative Agent.

“Forbearance Default” and “Forbearance Termination Date” have the meanings given them in the Forbearance Agreement.

ARTICLE II.

Amendments to Original Agreement and to Forbearance Agreement; and Additional Covenants

Section 2.1 Defined Terms.

(a) The definition of “Borrowing Base” in Section 1.1 of the Original Agreement is hereby amended in its entirety to read as follows:

“‘Borrowing Base’: at any date of determination thereof, an amount equal to the sum of (i) 85% of the Eligible Accounts Receivable at such date, (ii) 60% of the Eligible Inventory at such date and (iii) 25% of Eligible Crates at such date. Each calculation of Eligible Accounts Receivable, Eligible Inventory and Eligible Crates shall be made in accordance with GAAP. The Borrowing Base shall be determined from time to time by the Administrative Agent in its reasonable judgment by reference to the Borrowing Base Certificate then most recently delivered to it; provided that the information contained in such Borrowing Base Certificate shall not be conclusive in calculating the Borrowing Base and, after consultation with the Borrower, the Administrative Agent and the Required Lenders shall be entitled, upon at least five (5) days prior written notice to Borrower, to adjust the amounts included within the categories therein to the extent that it believes in its reasonable judgement that such adjustment is appropriate to cause the Borrowing Base (as so adjusted) to reflect the liquidation value of the Eligible Accounts Receivable, Eligible Inventory and Eligible Crates.”

(b) The following clause (14) is hereby added to the definition of “Eligible Accounts Receivable” in Section 1.1 of the Original Agreement and the period at the end of clause (13) of such definition is amended to read “; or”:

“(14) such Account arises from a sale to or performance of services for, or is otherwise payable by, Holdings, an employee, Affiliate or Subsidiary of Holdings, or any entity which has common officers or directors with Holdings or any of its Subsidiaries.”

Section 2.2 Exhibits. Exhibit B to the Original Agreement is hereby amended in its entirety to read as set forth in Exhibit B attached hereto.

Section 2.3 Forbearance Agreement – Existing Defaults. The definition of “Existing Defaults” in Section 2(a)(i) of the Forbearance Agreement is hereby amended in its entirety to read as follows:

“(i) Holdings and the Borrower hereby acknowledge the existence of the following Defaults and Events of Default (collectively, the ‘Existing Defaults’):

(A) Event(s) of Default under Section 8(e)(ii) of the Credit Agreement due to the failure of Holdings and/or certain of its Subsidiaries to pay accrued interest on the Notes (the ‘Senior Notes’) issued under the Senior Subordinated Note Indenture dated March 8, 2000 (the ‘Note Indenture’) due March 15, 2002;

(B) Event(s) of Default under Section 8(d) of the Credit Agreement due to the failure of Holdings and the Borrower to furnish to the Administrative Agent and each Lender the financial statements required by Sections 6.1(a) and (b) of the Credit Agreement (and the applicable corresponding Compliance Certificates and other certificates required by Sections 6.2 (a) and (b) of the Credit Agreement) with respect to (i) the fiscal year of Holdings ended December 31, 2001, and (ii) the fiscal quarter ended March 31, 2002;

(C) Event(s) of Default under Section 8(d) of the Credit Agreement due to the failure of Holdings and the Borrower to furnish to the Administrative Agent and each Lender the applicable Compliance Certificates and certificates of a Responsible Officer of Holdings required by Section 6.2(b) of the Credit Agreement with respect to the monthly financial information furnished to the Administrative Agent and the Lenders pursuant to Section 6.1(c) of the Credit Agreement with respect to calendar months ending on or before May 31, 2002;

(D) Event(s) of Default under Section 8(c) of the Credit Agreement due to the failure of Holdings and the Borrower to comply with the financial covenants set forth in Section 7.1 of the Credit Agreement (other than the financial covenant with respect to Capital Expenditures) as of the end of the fiscal year ended December 31, 2001 and as of the end of the fiscal quarter ended March 31, 2002;

(E) Event(s) of Default under the Credit Agreement due to a Borrowing Base Deficiency (exclusive of any such Borrowing Base Deficiency attributable solely to the exclusion of certain Accounts from Eligible Accounts Receivable by clause (14) of the definition of Eligible Accounts Receivable) of up to $11,955,000; and

(F) Event(s) of Default under the Credit Agreement due to a Borrowing Base Deficiency, of up to $3,009,000, attributable solely to the exclusion of certain Accounts from Eligible Accounts Receivable by clause (14) of the definition of Eligible Accounts Receivable.”

Section 2.4 Forbearance Agreement – Termination Date. Section 2(a)(ii) of the Forbearance Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

“(ii) The Lenders hereby agree, subject to the terms of this Agreement, to forbear from accelerating the maturity of the outstanding principal balance of the Obligations based upon the occurrence and/or existence of the Existing Defaults until the date (the “Forbearance Termination Date”) that is the earlier to occur of (a) August 31, 2002, and (b) the date of the occurrence of a Forbearance Default (as defined below); provided, however, that the foregoing shall not in any way preclude the Administrative Agent and/or the Lenders from giving any notices, commencing any grace and/or cure periods and/or otherwise satisfying or fulfilling any condition(s) precedent to the ultimate exercise of any of their respective rights and/or remedies.”

Section 2.5 Forbearance Agreement – Forbearance Default. In addition to the events and/or circumstances specified in the Forbearance Agreement as constituting “Forbearance Defaults” thereunder, (i) the failure of the Borrower or Holdings to comply with any covenant or agreement contained in this Amendment, and/or (ii) the incorrectness in any material respect of any representation or warranty contained in this Amendment shall also constitute “Forbearance Defaults” for purposes of the Forbearance Agreement and for purposes of this Amendment and the other Loan Documents.

Section 2.6 Further Agreements and Covenants of the Borrower and Holdings. In addition to the covenants, agreements, obligations and liabilities of the Borrower and/or Holdings under the Original Agreement and/or any of the other Loan Documents, the Borrower and Holdings hereby, jointly and severally, further covenant and agree with the Administrative Agent and each Lender as follows:

(a) As soon as available, but in any event by July 26, 2002, Holdings and the Borrower shall furnish to the Administrative Agent and to each Lender, a copy of the audited consolidated and unaudited consolidating balance sheets of Holdings and its consolidated Subsidiaries as at December 31, 2001 and the related audited consolidated and unaudited consolidating statements of income and of cash flows for the year then ended setting forth in each case in comparative form the figures for the previous year, by PwC Deutsche Revision AG or Arthur Andersen LLP or other independent certified public accountants of nationally recognized standing;

(b) As soon as available, but in any event by July 26, 2002, Holdings and the Borrower shall furnish to the Administrative Agent and to each Lender, a copy of the unaudited consolidated and consolidating balance sheets of Holdings and its consolidated Subsidiaries as at the end of the first quarter of 2002 and the related unaudited consolidated and consolidating statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year end audit adjustments);

(c) The Borrower and Holdings covenant and agree that all financial statements to be delivered pursuant to the foregoing requirements of this Amendment shall be complete and correct in all material respects, shall be in English and denominated in U.S. dollars and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein);

(d) Holdings and the Borrower shall permit the Administrative Agent to, at the expense of the Borrower and Holding, conduct a due diligence review satisfactory to the Administrative Agent with respect to Holdings and the Borrower and their respective Subsidiaries. Such due diligence review shall be conducted by such independent accounting firm(s), law firm(s), and/or such other third party consultants and other professionals as shall be acceptable to the Agent and may occur in multiple stages, at the Administrative Agent’s discretion. Holdings and the Borrower agree to cooperate and to ensure that their respective Subsidiaries cooperate with the Administrative Agent and such accounting firm(s), law firm(s), and other consultants and professionals in connection with such endeavor. Holdings and the Borrower shall promptly pay all costs and expenses of the Administrative Agent and all of the fees, charges, costs and expenses of the accounting firm(s), law firm(s), and other third party consultants and other professionals involved in such due diligence review. Without limiting the foregoing, Holdings and the Borrower shall deposit the sum of $300,000 with the Administrative Agent for utilization by the Administrative Agent as a security deposit to pay any of the fees, charges, costs and/or expenses that are not paid by Holdings or the Borrower pursuant to the requirements hereof. Holdings and the Borrower understand, acknowledge and agree that such $300,000 deposit is intended as a security deposit to be maintained by the Administrative Agent and that the applicable periodic invoices for the relevant fees, charges, costs and expenses shall be paid by Holdings and the Borrower directly to the applicable accounting firm(s), law firm(s), and other third party consultants and other professionals and that such fees, charges, costs and expenses shall be paid by the Administrative Agent from such deposit only in the event of default by Holdings and the Borrower in the payment of same or otherwise in the Administrative Agent’s absolute discretion. The foregoing $300,000 deposit shall be paid by Holdings and the Borrower to the Administrative Agent in two installments, the first of which shall be in the amount of $200,000 and shall be paid concurrently with the effectiveness of this Amendment, and the second of which shall be in the amount of $100,000 and shall be paid within thirty (30) days after the effectiveness of this Amendment;

(e) Without limiting the continuing obligations of the Borrower and/or Holdings with respect thereto, within ten (10) Business Days after the effectiveness of this Amendment, the Borrower and Holdings shall have, and shall have caused all of their respective Subsidiaries to have, (i) executed and delivered to the Administrative Agent any and all further or additional documentation, and (ii) taken such further or additional actions, in each case as the Administrative Agent shall have reasonably requested in order to further effectuate and/or comply with the terms and provisions of Section 6.9 of the Credit Agreement. The Borrower and Holdings hereby acknowledge and agree that the provisions of Section 6.9 of the Credit Agreement shall apply to each and all of their respective direct or indirect Subsidiaries, regardless of whether such Subsidiary(ies) were created or acquired after the Closing Date or otherwise;

Section 2.7 No Loans or Letters of Credit. Unless the Required Lenders hereafter agree in writing to the contrary, the Lenders shall hereafter have no obligation to make any additional Loans, and the Issuing Lenders shall hereafter have no obligation to issue any new Letters of Credit; provided, however, that the Issuing Lenders may, in their discretion, renew and/or extend Letters of Credit that are outstanding as of the date of this Amendment and/or the Issuing Lenders may, in their discretion, issue new or replacement Letters of Credit to the beneficiaries of existing Letters of Credit, in each such case in maximum drawable amounts not to exceed the maximum drawable amounts currently applicable to the corresponding existing Letter(s) of Credit.

Section 2.8 Further Assurances. Holdings and Borrower jointly and severally agree that they shall, and shall cause their Subsidiaries to, at Borrower’s expense and as from time to time requested by Administrative Agent, promptly execute and deliver all further instruments, agreements, filings and registrations, and take all further action, in order: (i) to confirm and validate the Credit Agreement, the other Loan Documents and Administrative Agent’s rights and remedies thereunder, (ii) to correct any errors or omissions in the descriptions of the Obligations or the Collateral contained in any of the Loan Documents or in any other provisions thereof, (iii) to perfect, register and protect the security interests and rights created or purported to be created by any of the Loan Documents or to maintain or upgrade in rank the priority of such security interests and rights, (iv) to enable Administrative Agent to exercise and enforce its rights and remedies under any of the Loan Documents in respect of the Collateral, or (v) to otherwise give Administrative Agent the full benefits of the rights and remedies described in or granted under the Credit Agreement and/or any of the other Loan Documents.

ARTICLE III.

Conditions of Effectiveness

Section 3.1 Effective Date. This Amendment shall become effective as of the date first above written when, and only when, (i) the Administrative Agent shall have received, at the Administrative Agent’s office, a counterpart of (x) this Amendment executed and delivered by Borrower, Holdings and the Required Lenders and (b) the Consent and Agreement executed and delivered by each Subsidiary Guarantor, and (ii) the Borrower and Holdings shall have made any and all payments and/or remittances required by the terms hereof to be made concurrently with the effectiveness of this Amendment.

ARTICLE IV.

Representations and Warranties

Section 4.1 Representations and Warranties of the Borrower and Holdings. In order to induce each Lender to enter into this Amendment, Holdings and the Borrower represent and warrant to the Administrative Agent and to each Lender that:

(a) The representations and warranties contained in Section 4 of the Original Agreement are true and correct at and as of the time of the effectiveness hereof, except to the extent that such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty was true and correct in all material respects as of such earlier date.

(b) Borrower and Holdings are duly authorized to execute and deliver this Amendment, and Borrower is and will continue to be duly authorized to borrow monies and to perform its obligations under the Credit Agreement. Borrower and Holdings have duly taken all corporate action necessary to authorize the execution and delivery of this Amendment and to authorize the performance of the obligations of Borrower and Holdings hereunder, under the Credit Agreement and/or the other Loan Documents.

(c) The execution and delivery by Borrower and Holdings of this Amendment, the performance by Borrower and Holdings of their obligations hereunder and the consummation of the transactions contemplated hereby do not and will not conflict with any provision of law, statute, rule or regulation or of the organizational documents of Borrower or Holdings, or of any material agreement, judgment, license, order or permit applicable to or binding upon either Borrower or Holdings, or result in the creation of any lien, charge or encumbrance upon any assets or properties of either Borrower or Holdings. Except for those which have been obtained, no consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution and delivery by either Borrower or Holdings of this Amendment or to consummate the transactions contemplated hereby.

(d) Each Subsidiary Guarantor is duly authorized to execute and deliver the Consent and Agreement, and each Subsidiary Guarantor is and will continue to be duly authorized to perform its obligations under each Loan Document to which it is a party. Each Subsidiary Guarantor has duly taken all corporate action necessary to authorize the execution and delivery of the Consent and Agreement and to authorize the performance of the obligations of such Subsidiary Guarantor thereunder and/or under any Loan Document to which it is a party.

(e) The execution and delivery by each Subsidiary Guarantor of the Consent and Agreement and each other Loan Document to which it is a party, the performance by each Subsidiary Guarantor of its obligations thereunder and the consummation of the transactions contemplated thereby do not and will not conflict with any provision of law, statute, rule or regulation or of the organizational documents of such Subsidiary Guarantor, or of any material agreement, judgment, license, order or permit applicable to or binding upon such Subsidiary Guarantor, or result in the creation of any lien, charge or encumbrance upon any assets or properties of such Subsidiary Guarantor. Except for those which have been obtained, no consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution and delivery by any Subsidiary Guarantor of the Consent and Agreement or any other Loan Document to which it is a party or to consummate the transactions contemplated thereby.

(f) When duly executed and delivered, each of this Amendment, the Credit Agreement and the other Loan Documents will be a legal and binding obligation of Borrower, Holdings and each Subsidiary Guarantor, as applicable, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors’ rights and by equitable principles of general application.

ARTICLE V.

Miscellaneous

Section 5.1 Ratification of Agreements. The Original Agreement, as hereby amended, is hereby ratified and confirmed in all respects. Any reference to the Credit Agreement in any Loan Document shall be deemed to be a reference to the Original Agreement as hereby amended. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Administrative Agent, and/or any Lender under the Credit Agreement, the Notes, or any other Loan Document nor constitute a waiver of any provision of the Credit Agreement, the Notes or any other Loan Document.

Section 5.2 Survival of Agreements. All representations, warranties, covenants and agreements of Borrower and Holdings herein shall survive the execution and delivery of this Amendment and the performance hereof, including without limitation the making or granting of the Loans, and shall further survive until all of the Obligations are paid in full. All statements and agreements contained in any certificate or instrument delivered by Borrower, Holdings or any Subsidiary Guarantor hereunder, under the Credit Agreement or under any other Loan Document to any Lender shall be deemed to constitute representations and warranties by, and agreements and covenants of, Borrower under this Amendment, the Credit Agreement and the other Loan Documents.

Section 5.3 Loan Documents. This Amendment is a Loan Document, and all provisions in the Credit Agreement and/or any of the other Loan Documents pertaining to Loan Documents apply hereto.

Section 5.4 Governing Law. This Amendment shall be governed by and construed in accordance the laws of the State of New York and any applicable laws of the United States of America in all respects, including construction, validity and performance.

Section 5.5 Counterparts; Fax. This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment. This Amendment may be validly executed by facsimile or other electronic transmission.

Section 5.6 Release of Claims. HOLDINGS AND BORROWER ACKNOWLEDGE THAT ON THE DATE HEREOF ALL OBLIGATIONS ARE PAYABLE WITHOUT DEFENSE, OFFSET, COUNTERCLAIM OR RECOUPMENT. IN ADDITION, EACH OF HOLDINGS, THE BORROWER AND THEIR SUBSIDIARIES (FOR THEMSELVES AND THEIR RESPECTIVE SUCCESSORS, AGENTS, ASSIGNS, TRANSFEREES, OFFICERS, DIRECTORS, EMPLOYEES, SHAREHOLDERS, ATTORNEYS AND AGENTS) HEREBY RELEASES ANY AND ALL CLAIMS, CAUSES OF ACTION OR OTHER DISPUTES IT MAY HAVE AGAINST ADMINISTRATIVE AGENT, ANY OF LENDERS, LEGAL COUNSEL TO ADMINISTRATIVE AGENT OR LENDERS, CONSULTANTS HIRED BY ANY OF THE FOREGOING, OR ANY OF THEIR RESPECTIVE AFFILIATES, SUBSIDIARIES, SHAREHOLDERS, AGENTS, DIRECTORS, OFFICERS, EMPLOYEES, REPRESENTATIVES, SUCCESSORS OR ASSIGNS OF ANY KIND OR NATURE ARISING OUT OF, RELATED TO, OR IN ANY WAY CONNECTED WITH, THE CREDIT AGREEMENT OR THE LOAN DOCUMENTS, IN EACH CASE WHICH MAY HAVE ARISEN ON OR BEFORE THE DATE OF THIS AMENDMENT. HOLDINGS, BORROWER AND THEIR SUBSIDIARIES HEREBY ACKNOWLEDGE THAT THEY HAVE READ THIS AMENDMENT AND HAVE CONFERRED WITH THEIR COUNSEL AND ADVISORS REGARDING ITS CONTENT, INCLUDING THIS SECTION 5.6, AND ARE FREELY AND VOLUNTARILY ENTERING INTO THIS AMENDMENT, AND HEREBY AGREE TO WAIVE ANY CLAIM THAT THE TERMS OF THIS AMENDMENT (INCLUDING, WITHOUT LIMITATION, THE RELEASES CONTAINED HEREIN) ARE INVALID OR OTHERWISE UNENFORCEABLE.

Section 5.7 Presumptions. Each of Holdings, Borrower and their Subsidiaries acknowledges that it has consulted with and been advised by its counsel and such other experts and advisors as it has deemed necessary in connection with the negotiation, execution and delivery of this Amendment and has participated in the drafting hereof. Therefore, this Amendment shall be construed without regard to any presumption or rule requiring that it be construed against any one party causing this Amendment or any part hereof to be drafted.

THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.

[THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.

IFCO SYSTEMS, N.V.

By:	/s/ KARL POHLER MICHAEL NIMTSCH
Name:	Karl Poher Michael Nimtsch
Title:	Chief Executive Officer Chief Financial Officer

IFCO SYSTEMS NORTH AMERICA, INC.

By:	/s/ BYRON L. BEASLEY
Name:	Byron L. Beasley
Title:	Vice President

BANK ONE, NA, as Administrative Agent and as a Lender

By:	/s/ C. DIANNE WOOLEY
Name:	C. Dianne Wooley
Title:	First Vice President

COMERICA BANK, as Lender

By:
Name:
Title:

CIBC INC., as Lender

By:	/s/ ROBERT N. GREER
Name:	Robert N. Greer
Title:	as agent

DRESDNER BANK AG, NEW YORK AND GRAND CAYMAN BRANCHES, as a Lender

By:
Name:
Title:

HBV CAPITAL MANAGEMENT LLC, as a Lender

By:	/s/ GEORGE J. KONOMOS
Name:	George J. Konomos
Title:	Portfolio Manager

NATIONAL CITY BANK, as a Lender

By:	/s/ MICHAEL J. DURBIN
Name:	Michael J. Durbin
Title:	Vice President

THE ROYAL BANK OF SCOTLAND, as a Lender

By:	/s/ GERD BIEDING
Name:	Gerd Bieding
Title:	Director

THE BANK OF NOVA SCOTIA, as a Lender

By:	/s/ OLIVIA L. BRAUN
Name:	Olivia L. Braun
Title:	Director

12

Amendment No. 5 and Forbearance

CONSENT AND AGREEMENT

Reference is hereby made to that certain Second Amended and Restated Credit Agreement dated as of December 31, 2000, as amended by Amendment No. 1 and Consent dated as of June 12, 2001, Amendment No. 2 and Waiver dated as of August 31, 2001, Amendment No. 3, Waiver and Consent dated as of October 12, 2001, Amendment No. 4, Waiver and Consent dated as of February 22, 2002, Waiver dated as of April 30, 2002, and Forbearance Agreement, dated as of April 15, 2002 (as amended, the “Original Credit Agreement”) with IFCO Systems N.V. (“Holdings”), IFCO Systems North America, Inc. (the “Borrower”), the financial institutions from time to time party thereto as lenders (the “Lenders”), CIBC World Markets Corp. and Banc One Capital Markets, Inc., as co-lead arrangers and co-book runners, CIBC World Markets Corp., as syndication agent, and Bank One, N.A., as the Administrative Agent (the “Administrative Agent”). The Original Credit Agreement, as further amended by the Forbearance Agreement (as such term is hereinafter defined), being referred ton herein as the “Credit Agreement”. Capitalized terms that are used, but not otherwise defined, herein shall have the respective meanings ascribed to such terms in the Credit Agreement.

Reference is hereby also made to that certain Amendment No. 5 and Forbearance, dated as of July 25, 2002, among Holdings, the Borrower, certain of the Lenders and the Administrative Agent (“Amendment No. 5”).

Each of the undersigned hereby (i) consents to the provisions of Amendment No. 5 and the transactions contemplated therein, (ii) ratifies and confirms the Guarantee and Collateral Agreement, and each other Loan Document to which it is a party or by which it is bound and agrees that its obligations, liabilities, covenants and agreements thereunder are not impaired by Amendment No.5 or the transactions contemplated thereby, and shall remain in full force and effect, and (iii) agrees to be bound by the provisions of Amendment No. 5, including, without limitation, the provisions of Sections 5.6 and 5.7 of Amendment No. 5.

BORROWER: IFCO SYSTEMS NORTH AMERICA, INC.

By:	/s/ BYRON BEASLEY
Byron Beasley Vice President

GUARANTORS: IFCO SYSTEMS, N.V.

By:	/s/ KARL POHLER /s/ MICHAEL NIMTSCH
	Karl Pohler Chief Executive Officer	Michael Nimtsch Chief Financial Officer

IFCO SYSTEMS VIRGINIA, INC.

IFCO SYSTEMS FLORIDA, INC.

IFCO SYSTEMS WISCONSIN, INC.

NLD, INC.

IFCO SYSTEMS CALIFORNIA, INC.

IFCO SYSTEMS BUTNER, INC.

IFCO SYSTEMS PENNSYLVANIA, INC.

IFCO SYSTEMS INDIANA, INC.

VALLEY CRATING AND PACKAGING, INC.

IFCO SYSTEMS WATERLOO, INC.

IFCO SYSTEMS MAINE, INC.

BLACK RIVER FOREST PRODUCTS, INC.

PALEX-TEXAS, INC.

IFCO SYSTEMS IOWA, INC.

IFCO SYSTEMS NORTH CAROLINA, INC.

IFCO SYSTEMS LOUISIANA, INC.

IFCO SYSTEMS ARIZONA, INC.

NLP TRANSPORT, INC.

AZ PALLET, INC.

BROMLEY ACQUISITION COMPANY, INC.

IFCO SYSTEMS OHIO, INC.

PALLET MANAGEMENT SERVICES, INC.

IFCO SYSTEMS WESTERN REGION, INC.

By:	/s/ BYRON BEASLEY
Byron Beasley Vice President

IFCO SYSTEMS CANADA, INC.

By:	/s/ BYRON BEASLEY
Name:	Byron Beasley
Title:	Vice President

PALEX- TEXAS, L.P.

By:	PalEx-Texas, Inc., its General Partner

By:	/s/ BYRON BEASLEY
Byron Beasley Vice President

IFCO SYSTEMS CHICAGO, INC.

IFCO SYSTEMS HOLDING COMPANY, INC.

IFCO SYSTEMS WASHINGTON, INC.

MONTEBELLO IFCO SYSTEMS, INC.

ERC SYSTEMS, INC.

IFCO SYSTEMS ZELLWOOD, INC.

IFCO SYSTEMS MINNESOTA, INC.

IFCO SYSTEMS GEORGIA, INC.

IFCO SYSTEMS ILLINOIS, INC.

IFCO SYSTEMS CHARLOTTE, INC.

IFCO SYSTEMS MIAMI, INC.

IFCO SYSTEMS MINNEAPOLIS, INC.

IFCO SYSTEMS SOUTH CAROLINA, INC.

IFCO SYSTEMS KANSAS, INC.

IFCO SYSTEMS MICHIGAN, INC.

By:	/s/ GAYLE DALICANDRO
Gayle Dalicandro, President

IFCO SYSTEMS CONTAINER LLC

By:	IFCO Systems Chicago, Inc., its Manager

By:	/s/ GAYLE DALICANDRO
Gayle Dalicandro, President

PALEX TEXAS HOLDINGS, INC.

By:	/s/ BYRON BEASLEY
Byron Beasley Vice President

IFCO ICS-LLC

By: IFCO Systems Chicago, Inc., its Manager

By:	/s/ GAYLE DALICANDRO
Gayle Dalicandro, President

IFCO SYSTEMS GMBH

By:	/s/ KARL POHLER
Karl Pohler, Chief Executive Officer

By:	/s/ MICHAEL NIMTSCH
Michael Nimtsch, Chief Financial Officer

SCHOELLER-U.S., INC.

By:	/s/ BYRON BEASLEY
Byron Beasley Vice President

IFCO-US, L.L.C.

By:	/s/ BYRON BEASLEY
Byron Beasley Vice President

IFCO SYSTEMS UK LIMITED

By:	/s/ CRAIG MARSHALL
Name:	Craig Marshall
Title:	Managing Director

IFCO SYSTEMS ITALIA S.R.L.

By:	/s/ PAOLO PROTO
Name:	Paolo Proto
Title:	Managing Director

IFCO SYSTEMS ESPANA S.A.

By:	/s/ MANUEL MONTERO
Name:	Manuel Montero
Title:	Managing Director

GISO UERUALTUNGSGESELSCHAFT MBTL RCO BEHALTERLEASING KG

By:
Name:	Luitpold Roever
Title:	Managing Director

5